Exhibit 99.1

CONTACTS:

Gilead	Galapagos
Sung Lee, Investors	Elizabeth Goodwin, Investors
(650) 524-7792	(781) 460-1784

Amy Flood, Media	Carmen Vroonen, Media
(650) 522-5643	+32 473 824 874

For Immediate Release

GILEAD  AND  GALAPAGOS  ENTER  INTO  TRANSFORMATIVE

RESEARCH  AND  DEVELOPMENT  COLLABORATION

— Gilead to Make $3.95 Billion Upfront Payment and $1.1 Billion Equity Investment —

— Gilead Gains Access to Galapagos’ Differentiated Drug Discovery Platform and
Current and Future Pipeline Outside of Europe —

— Investment Enables Galapagos to Expand and Accelerate Research and Clinical Programs —

— Galapagos Gains Broader Commercialization Role for Filgotinib in Europe and Agrees to

Share Equally in Future Development Costs —

— Gilead Agrees to 10-year Standstill —

Foster City, Calif. and Mechelen, Belgium — July 14, 2019 — Gilead Sciences, Inc. (NASDAQ: GILD) and Galapagos NV (Euronext & NASDAQ: GLPG) today announced that they have entered into a 10-year global research and development collaboration. Through this agreement, Gilead will gain access to an innovative portfolio of compounds, including six molecules currently in clinical trials, more than 20 preclinical programs and a proven drug discovery platform.

Galapagos will receive a $3.95 billion upfront payment and a $1.1 billion equity investment from Gilead. Galapagos will use the proceeds to expand and accelerate its research and development programs. Gilead will receive an exclusive product license and option rights to develop and commercialize all current and future programs in all countries outside Europe. In addition, Gilead and Galapagos have agreed to amend certain terms in the agreement governing filgotinib, the candidate being advanced for rheumatoid arthritis and other inflammatory diseases to provide a broader commercialization role for Galapagos in Europe.

The collaboration will allow for closer scientific partnership between the companies. Gilead will have access to Galapagos’ established research base, which includes more than 500 scientists, and to Galapagos’ unique platform, which utilizes disease-related, human primary cell-based assays to discover and verify novel drug targets. Gilead will also nominate two individuals to Galapagos’ Board of Directors following the closing of the transaction.

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July 14, 2019

“We are excited to enter into this unique agreement, which will generate both long-term strategic value and mutual, immediate benefits. We chose to partner with Galapagos because of its pioneering target and drug discovery platform, proven scientific capabilities and outstanding team,” said Daniel O’Day, Chairman and Chief Executive Officer of Gilead. “Gilead also gains exclusive access to all current and future compounds in Galapagos’ rich pipeline while Galapagos is able to expand its research activities and build commercial infrastructure. The collaboration reflects Gilead’s intent to grow our innovation network through diverse and creative partnerships.”

As part of the collaboration, Gilead gains rights to GLPG1690, Galapagos’ Phase 3 candidate for idiopathic pulmonary fibrosis. Gilead also receives option rights for GLPG1972, a Phase 2b candidate for osteoarthritis, in the United States. Both GLPG1690 and GLPG1972 are first-in-class compounds and could offer important mid- and late-stage pipeline opportunities for Gilead. In addition, Gilead receives option rights on all of Galapagos’ other current and future clinical programs outside of Europe.

“What a fantastic moment in our 20th anniversary year to sign this landmark deal with our great partner Gilead,” said Onno van de Stolpe, Chief Executive Officer of Galapagos. “Galapagos has been highly effective at target identification and drug discovery, progressing novel molecules from research into the clinic. We will benefit greatly from Gilead’s expertise and infrastructure and believe this collaboration will provide an accelerated path to advance our pipeline. This agreement is about maximizing innovation based on developing new mode of action medicines. With the capital provided by Gilead, we aim to progress innovation to patients.”

Terms of the Collaboration

Galapagos will fund and lead all discovery and development autonomously until the end of Phase 2. After the completion of a qualifying Phase 2 study, Gilead will have the option to acquire an expanded license to the compound. If the option is exercised, Gilead and Galapagos will co-develop the compound and share costs equally. Gilead will maintain option rights to Galapagos’ programs through the 10-year term of the collaboration and for up to an additional three years thereafter for those programs that have entered clinical development prior to the end of the collaboration term.

If GLPG1690 is approved in the United States, Gilead will pay Galapagos an additional $325 million milestone fee. For GLPG1972, Gilead has the option to pay a $250 million fee to license the compound in the United States after the completion of the ongoing Phase 2b study in osteoarthritis. If certain secondary efficacy endpoints are met, Gilead would pay up to an additional $200 million. Following opt in, Galapagos would be eligible to receive up to $550 million in regulatory and commercial milestones.

For all other programs resulting from the collaboration, Gilead will make a $150 million opt-in payment per program and will owe no subsequent milestones. Galapagos will receive tiered royalties ranging from 20-24% on net sales of all Galapagos products licensed by Gilead as part of the agreement.

Filgotinib Collaboration

Gilead and Galapagos have also agreed to amend certain terms around the development and commercialization of filgotinib, the experimental compound being advanced for rheumatoid arthritis and other inflammatory diseases. The companies have recently completed the comprehensive Phase 3 FINCH program in rheumatoid arthritis and plan to seek regulatory approval for the medicine in the United States and Europe before the end of the year. Under the amended agreement, Galapagos will have greater involvement in filgotinib’s global strategy and participate more broadly in the commercialization of the product in Europe, providing the opportunity to build a commercial presence on an accelerated timeline.

Gilead and Galapagos will co-commercialize filgotinib in France, Germany, Italy, Spain and the United Kingdom and retain the 50/50 profit share in these countries that was part of the original filgotinib license agreement, and under the revised agreement, Galapagos will have an expanded commercial role. Galapagos retains exclusive rights in Belgium, the Netherlands and Luxembourg. The companies will share future global development costs for filgotinib equally, in lieu of the 80/20 cost split provided by the original agreement. Other terms of the original license agreement remain in effect, including the remaining $1.27 billion in total potential milestones and tiered royalties ranging from 20-30% payable in territories outside of Belgium, France, Germany, Italy, Luxembourg, the Netherlands, Spain and the United Kingdom.

Terms of the Equity Investment

Gilead’s equity investment will consist of a subscription for new Galapagos shares at a price of €140.59 per share, representing a 20% premium to Galapagos’ 30-day, volume-weighted average price. This will increase Gilead’s stake in Galapagos from approximately 12.3% to 22% of the issued and outstanding shares in Galapagos. In addition, Galapagos intends to seek shareholder approval to issue two warrants allowing Gilead to further increase its ownership of Galapagos to up to 29.9% of the company’s issued and outstanding shares. The agreement also includes a 10-year standstill restricting Gilead’s ability to seek to acquire Galapagos or increase its stake in Galapagos beyond 29.9% of the company’s issued and outstanding shares, subject to limited exceptions.

The transaction, which is expected to close late in the third quarter of 2019, is subject to certain closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and receipt of merger control approval from the Austrian Federal Competition Authority.

Barclays, Centerview Partners and Lazard are acting as financial advisors to Gilead. Moelis & Co. and Morgan Stanley are acting as financial advisors to Galapagos. Skadden, Arps, Slate, Meagher & Flom, Covington & Burling LLP and Eubelius are serving as legal counsel to Gilead and Baker McKenzie and Linklaters are serving as legal counsel to Galapagos.

Conference Call

At 3:00 p.m. Eastern Time today, the Gilead and Galapagos management teams will host a joint conference call and a simultaneous webcast to discuss the collaboration. To access the live call via the internet, please connect to the company’s website at http://investors.gilead.com/events or www.glpg.com 15 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast.

To access the call by telephone from the U.S./Canada, please call 1-877-359-9508 or 1-224-357-2393 from the U.S./Canada and use the conference ID 186 9522.

For international telephone access, please call Belgium: 080073264; France: 0805081488; Netherlands: 08000232838 and United Kingdom: 08000288438 and use the conference ID 186 9522.

A replay of the webcast will be archived on the companies’ websites for one year, and a phone replay will be available approximately two hours following the call through July 28, 2019. To access the phone replay, please call 1-855-859-2056 or 1-404-537-3406 and dial the conference ID 186 9522.

About Galapagos

Galapagos (Euronext & NASDAQ: GLPG) discovers and develops small molecule medicines with novel modes of action, three of which show promising patient results and are currently in late-stage development in multiple diseases. The company’s pipeline comprises Phase 3 through to discovery programs in inflammation, fibrosis, osteoarthritis and other indications. Galapagos’ ambition is to become a leading global biopharmaceutical company focused on the discovery, development and commercialization of innovative medicines. More information at www.glpg.com.

About Gilead Sciences

Gilead Sciences, Inc. is a research-based biopharmaceutical company that discovers, develops and commercializes innovative medicines in areas of unmet medical need.  The company strives to transform and simplify care for people with life-threatening illnesses around the world.  Gilead has operations in more than 35 countries worldwide, with headquarters in Foster City, California.  For more information on Gilead Sciences, please visit the company’s website at www.gilead.com.

Galapagos Forward-Looking Statement

This release may contain forward-looking statements with respect to Galapagos, including statements regarding Galapagos’ strategic ambitions, regarding the expected timing of closing of the transaction with Gilead, filings and approvals relating to the transaction, the amount and timing of potential future milestone, opt-in and/or royalty payments by Gilead, the mechanism of action and potential safety and efficacy of filgotinib, GLPG1690 and/or GLPG1972, the anticipated timing of clinical studies with filgotinib, GLPG1690 and/or GLPG1972, the progression and results of such studies, and statements regarding the regulatory pathway for filgotinib and the timing of regulatory filings.  Galapagos cautions the reader that forward-looking statements are not guarantees of future performance. Forward-looking statements involve known and unknown risks, uncertainties and other factors which might cause the actual results, financial condition and liquidity, performance or achievements of Galapagos, or industry results, to be materially different from any historic or future results, financial conditions and liquidity, performance or achievements expressed or implied by such forward-looking statements. In addition, even if Galapagos’ results, performance, financial condition and liquidity, and the development of the industry in which it operates are consistent with such forward-looking statements, they may not be predictive of results or developments in future periods.  Among the factors that may result in differences are the inherent uncertainties associated with competitive developments, uncertainty regarding the ability of the parties to complete the transaction considering the transaction is subject to closing conditions and any applicable antitrust clearance requirements, clinical trial and product development activities and regulatory approval requirements (including that data from the ongoing and planned clinical research programs may not support registration or further development of Galapagos’ drug candidates due to safety, efficacy or other reasons), Galapagos’ reliance on collaborations with third parties (including its collaboration partner Gilead), and estimating the commercial potential of filgotinib, GLPG1690 and/or GLPG1972. A further list and description of these risks, uncertainties and other risks can be found in Galapagos’ Securities and Exchange Commission (SEC) filings and reports, including in Galapagos’ most recent annual report on Form 20-F filed with the SEC and subsequent filings and reports filed by Galapagos with the SEC.  Given these uncertainties, the reader is advised not to place any undue reliance on such forward-looking statements. These forward-looking statements speak only as of the date of publication of this document.  Galapagos expressly disclaims any obligation to update any such forward-looking statements in this document to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements, unless specifically required by law or regulation.

Gilead Forward-Looking Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, related to Gilead, Galapagos and the collaboration and option agreement and restructuring of the filgotinib collaboration that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of the companies and members of their senior management team. Forward-looking statements include, without limitation, the risk that Gilead may not realize any benefits from the global collaboration and option agreement; its potential effects on Gilead’s revenues and earnings; Gilead may fail to discover, develop and commercialize any of  Galapagos’ pipeline products under the agreement; the filing of the new drug applications for approval of filgotinib in the currently anticipated timeframe; approval of filgotinib by regulatory authorities, including any approvals, if granted, may have significant limitations on its use; the anticipated timing of clinical data of Galapagos’ pipeline products; the possibility of unfavorable results from these clinical trials; filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction in a timely manner or at all; and the accuracy of any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the closing of the collaboration and option transaction; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the collaboration and option agreement; the effects of the transaction (or the announcement thereof) on relationships with employees, customers, other business partners or governmental entities; transaction costs; the risk Galapagos’ stockholders do not approve Gilead’s board nominees or issuance of the warrants, as the case may be. These and other risks are described in detail in Gilead’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, as filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation to update any such forward-looking statements.

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